Exhibit 10.26

AMENDMENT TO THE MCG CAPITAL CORPORATION

SUPPLEMENTAL NON-QUALIFIED RETIREMENT PLAN

AMENDED AND RESTATED AS OF JANUARY 1, 2005

WHEREAS, MCG Capital Corporation (the “Employer”) established the MCG Capital Corporation Supplemental Non-Qualified Retirement Plan as amended and restated as of January 1, 2005 (the “Plan”) for the exclusive benefit of certain executive employees of the Employer;

WHEREAS, the Employer has reserved the right to amend the Plan pursuant to Section 9.2 of the Plan; and

WHEREAS, the Employer desires to amend the plan to ensure compliance with Section 409A of the Internal Revenue Code.

NOW THEREFORE, the Plan is hereby amended, effective as of December 31, 2008:

1. Article I shall be amended by (i) renumbering Section 1.12 to Section 1.13 and (ii) inserting the following as Section 1.12:

“1.12 SEPARATION FROM SERVICE means a separation from service, within the meaning of Section 409A of the Code and the regulations thereunder, with the Employer and all entities required to be treated as a single employer with the Employer under Section 409A of the Code and the regulations thereunder.”

2. Section 5.3 shall be amended to read as follows:

“5.3 TERMINATION OF EMPLOYMENT. If a Participant has a Separation from Service, the full value of his or her Compensation Deferral Account shall be valued and payable upon such Separation from Service in accordance with the provisions of Article VI.”

3. Section 5.5 shall be amended by deleting the phrase “Prop. Treas. Reg. §1.409A-3(g) (or the corresponding provisions of the final regulations under Code Section 409A)” and replacing it with the phrase “Treas. Reg. §1.409A-3(i)(5).”

4. Section 6.2 shall be amended by (i) replacing the phrase “termination of employment” with the phrase “Separation from Service” and (ii) replacing the phrase “Section 5.5” with the phrase “Section 5.3.”

5. Article X shall be amended by deleting the phrase “Prop. Treas. Reg. §1.409A-3(h)(2)(viii) (or the corresponding provision of the final regulations under Code Section 409A)” and replacing it with the phrase “Treas. Reg. §1.409A-3(j)(4)(ix).”

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this amendment to be duly executed effective as of the 30th day of December, 2008.

MCG CAPITAL CORPORATION

By:	/s/ Steven F. Tunney
Title:	Chief Executive Officer
Date:	12/30/08

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